UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

Growblox Sciences,  Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

4700 Millenia Blvd, Suite 175
Orlando, FL 32829
Phone: (888) 895-3594
Fax: (407) 354-3441
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02  Unregistered Sales of Equity Securities.

Since May 5, 2014, the Registrant has issued at total of 1,755,612 shares of common stock (the “Shares”) to a total of three entities.  The Shares were issued in exchange for the cancellation of debt in the total amount of $459,970.  The issuance was exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the same Act since the issuance of the Shares did not involve any public offering.  Following the issuances, the Registrant has a total of 16,305,652 shares of common stock issued and outstanding.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Growbox Sciences, Inc.

Dated: May 9, 2014	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director